SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2003

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (as depositor under a Trust Agreement, dated as of February 28, 2000, and pursuant to which an Indenture was entered into, providing for, inter alia, the issuance of GMACM Home Equity Loan-Backed Certificates, Series 2000-HE1)

Residential Asset Mortgage Products, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	333-104662	41-1955181
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota		55437
(Address of principal executive offices)		(Zip code)
(952) 857-7000
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Items 1 through 6 and Item 8 are not included because they are not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits:

20.1 Residential Asset Mortgage Products, Inc.,

GMACM Home Equity Loan Trust 2000-HE1,

GMACM Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 1, Group 2 and Group 3 Servicing Certificates, each for Payment Date 09/25/2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., Registrant

By: /s/ Al Gentile

Name: Al Gentile
Title: Vice President

Date: September 25, 2003